Exhibit 21

                SUBSIDIARIES OF AIR PRODUCTS AND CHEMICALS, INC.

The following is a list of the Company's subsidiaries, all of which are wholly owned as of 30 September 1998, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

                                  UNITED STATES

All companies are incorporated in the State of Delaware with the exception of Air Products World Trade, Inc. which is incorporated in the U.S. Virgin Islands.

Registrant -- Air Products and Chemicals, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products, Incorporated
Air Products International Corporation
Air Products Manufacturing Corporation
Air Products Ref-fuel of Hempstead, Inc.
Air Products Ref-Fuel of Niagara, Inc.
Air Products World Trade, Inc.
APCI (U.K.), Inc.
Middletown Oxygen Company, Inc.
Permea, Inc.
Prodair Corporation
Solkatronic Chemicals, Inc.

                                    BELGIUM

Air Products S.A.
Air Products Management S.A.

                                     BRAZIL

Air Products Gases Industriais Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)

                                     CANADA

Air Products Canada Ltd.

                                      CHINA

Northern Air Products (Tianjin) Limited
Southern Air Products (Guangzhou) Limited

                                     FRANCE

Air Products Industrie
Air Products S.A.
Prodair et Cie S.C.S.
Prodair S.A.

                                     GERMANY

Air Products GmbH

                                 THE NETHERLANDS

Air Products Holdings B.V. (formerly Air Products Nederland B.V.)
Air Products Leasing B.V.
Air Products (Pernis) B.V.
Air Products (Rozenburg), Inc.

                                      SPAIN

Air Products Iberica, S.A.
S.E. de Carburos Metalicos S.A.

                                    SINGAPORE

Air Products Singapore Pte. Ltd.

                                 UNITED KINGDOM

Air Products PLC
Air Products Group Limited
Air Products (BR) Limited
Air Products (Chemicals) PLC
Air Products (Chemicals) Teeside Limited